CHANGE IN TERMS AGREEMENT

Summit COMMUNITY BANK
310 North Main Street Moorefield, WV 26836
Phone number: (877) 776-9722

LOAN NUMBER	ORIGINAL PRINCIPAL BALANCE	CURRENT PRINCIPAL BALANCE	ORIGINAL AGREEMENT DATE	AGREEMENT CHANGE DATE
2877657105	$2,691,700.00	$2,691,700.00	April 16, 2020	September 23, 2020
DESCRIPTION OF THE EXISTING DEBT ("Existing Debt")				
SBA Paycheck Protection Program Loan				

BORROWER INFORMATION
SMITH-MIDLAND CORPORATION
P O BOX 300
MIDLAND, VA 22728

AGREEMENT. This Change in Terms Agreement will be referred to as the "Agreement."

PARTIES. "Parties" means all Borrowers, Guarantors, Hypothecators and Cosigners signing this Agreement.

PARTY. "Party" means any Borrower, Guarantor, Hypothecator or Cosigner signing this Agreement.

EXISTING DEBT. "Existing Debt" refers to an instrument executed on April 16, 2020 in the original principal amount of $2,691,700.00 with a remaining balance due of $2,691,700.00 and a maturity date of April 16, 2022.

LENDER. The term "Lender" means Summit Community Bank whose address is 224 South Main Street, Harrisonburg, Virginia 22801 , its successors and assigns.

TERMS AND PROVISIONS. In consideration of the terms and provisions contained in this Agreement and in the instruments evidencing the Existing Debt and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the Parties agree to the following provisions: See Attached Addendum for Payment Schedule Modification

RATIFICATION AND CONTINUED VALIDITY. Except for the terms expressly modified by this Agreement, the undersigned Parties hereby acknowledge they are still bound by the terms of the instruments and prior modifications, extensions, and supplements evidencing the Existing Debt as if they were fully set forth and repeated in this Agreement and that those terms will continue to bind the Parties as provided in this Agreement and those instruments. Consent to this Agreement does not waive the right to strictly enforce any rights under this Agreement or the instruments evidencing the Existing Debt. Consent to this Agreement does not require the Parties to enter into another agreement like this one in the future. The Parties and Lender agree that this Agreement shall not be construed as a novation or extinguishment of the Existing Debt, but a restatement of the Existing Debt with modifications.

OTHER RESPONSIBLE PARTIES. Any Parties liable for the Existing Debt, including without limitation, cosigners, guarantors, and hypothecators, are not relieved of any obligation except as expressly relieved in this Agreement or any other writing. The liability of any Party who signed the instruments evidencing the Existing Debt, whether primary or secondary, continues in full force and effect, even if that Party does not sign this Agreement.

PARAGRAPH HEADINGS; SINGULAR AND PLURAL TERMS. Paragraph headings of this Agreement are solely for the convenience of the Parties and shall not be used to interpret this Agreement. Whenever used, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

ADDITIONAL PROVISIONS. None

By signing this Agreement, each Borrower acknowledges reading, understanding, and agreeing to all its provisions, and receiving a copy.

SMITH-MIDLAND CORPORATION

[signature] 9/25/20

By: ASHLEY B SMITH Date
Its: President/CEO

ADDENDUM

PAYMENT SCHEDULE MODIFICATION. The Note will be paid according to the following schedule: payments of principal and interest will begin on the date that is thirty (30) days after the amount of forgiveness determined under section 1106 of the CARES Act, as such term is defined below, is remitted to Lender (the "Forgiveness Date") and such payments shall continue on such date of each consecutive month thereafter until the Maturity Date. On the Maturity Date, Borrower shall make one final payment to Lender of all outstanding and unpaid principal, interest, fees and any other charges due and owing under the Note. The monthly payments shall be based on an amortization of the outstanding principal balance due and payable over the remaining term of the Note, in an amount to be calculated by Lender. Notwithstanding the foregoing, if Borrower fails to apply for forgiveness of the Note within ten (10) months after the earlier of: (a) the date that is 24 weeks after the date of origination, or (b) December 31, 2020 (the "covered period end date"), Borrower shall begin making monthly payments of principal, interest, and fees on the Note beginning on the day that is ten (10) months after the covered period end date and on the corresponding day of each month thereafter over the remaining term of the Note.

For purposes of calculating the monthly payments due on the Note, interest that accrues on the outstanding principal amount of the Note during the period (the "Payment Deferral Period") beginning on the date of origination (as defined below) until either: (a) the date on which the amount of forgiveness determined under section 1106 of the CARES Act, as such term is defined below, is remitted to Lender; or (b) the date on which Lender or Borrower is advised that none of the Loan will be forgiven (the "Deferral End Date"), will be added to the outstanding principal amount of the Note on the Deferral End Date. For purposes of calculating such payments, the adjusted principal amount of the Note will thereafter accrue interest at the rate of 1% per annum and such adjusted principal amount will be amortized in monthly installments of principal, interest and fees commencing on a date that is thirty (30) days after the Deferral End Date and on the corresponding day of each month thereafter over the remaining term of the Note. Notwithstanding the foregoing, if Borrower fails to apply for forgiveness of the loan evidenced by the Note within ten (10) months after the earlier of: (y) the date that is 24 weeks after the date of origination, or (z) December 31,2020 (the "covered period end date"), Borrower shall begin making monthly payments of principal, interest, and fees on the Note beginning on the day that is ten (10) months after the covered period end date and on the corresponding day of each month thereafter over the remaining term of the Note. For purposes of the Note, the "date of origination" is defined as the date the proceeds of the Note are advanced by Lender to Borrower.

Smith-Midland Corporation

[signature] 9/25/20

By: Ashley B. Smith Date
Its: President/CEO